Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-230-580) on Form S-8 of our report dated March 22, 2023 with respect to the consolidated financial statements of Citrine Global Corp.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

March 22, 2023